Exhibit 99.1

16100 S. LATHROP AVENUE, HARVEY, ILLINOIS 60426

FOR IMMEDIATE RELEASE

Atkore International Holdings Inc. Announces Third Quarter Fiscal 2012 Financial Results

Harvey, Illinois – August 13, 2012 – Atkore International Holdings Inc. (“Atkore International” or the “Company”), a global manufacturer of fabricated steel tubes and pipes, pre-wired armored cables, cable management systems and metal framing systems, today reported financial results for the third quarter of fiscal 2012.

“We are generally pleased with the third quarter performance of all our businesses and across all critical metrics despite continued headwinds in steel spreads caused by unfavorable steel price and cost dynamics,” said John Williamson, President and Chief Executive Officer. “We feel we are on track with all our improvement initiatives and look forward to more favorable steel price and cost dynamics in future quarters.”

Fiscal Year 2012 Third Quarter Financial Highlights1

The Company has presented its financial results for the Predecessor Company and the Successor Company in the financial statements, in accordance with generally accepted accounting principles in the United States of America (“GAAP”), for the periods before and after the Transactions on December 22, 2010. Despite the separate presentation, there were no material changes to the actual operations of the Company’s business as a result of the acquisition of a majority interest in Atkore International by affiliates of CD&R. As the core operations of the Company have not changed as a result of the Transactions, when evaluating our results of operations for purposes of this discussion, our management treats the nine months ended June 24, 2011 as a single measurement period, rather than the two separate periods that are required to be reported under GAAP.

FINANCIAL RESULTS

Net Sales

Net sales increased $11 million for the three months ended June 29, 2012, to $428 million from $417 million for the three months ended June 24, 2011. The increase was due principally to higher volume from our Global Pipe, Tube & Conduit (“GPTC”) products of $12 million, and higher volume and average selling prices from our Global Cable & Cable Management (“GCCM”) products of $20 million and $6 million from acquired businesses. This increase was partially offset by a reduction of $16 million due to lower pricing from GPTC. Changes in foreign currency exchange rates had an unfavorable impact of $9 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real.

[1]

On December 22, 2010, Tyco International Ltd. (“Tyco”) completed the sale of a majority interest in its Electrical and Metal Products business (“Predecessor Company”) to an affiliate of the private equity firm Clayton Dubilier & Rice, LLC (“CD&R”). The sale was effected pursuant to an investment agreement dated as of November 9, 2010 by and among CD&R Allied Holdings, L.P., Tyco, Tyco International Holding S.a.r.l., and Atkore International Group Inc. (“Atkore Group”). Atkore Group owns 100% of Atkore International. The aforementioned transactions are referred to herein as the “Transactions.” Subsequent to the Transactions, the Company has operated as an independent, stand-alone entity (the “Successor Company”).

For the nine months ended June 29, 2012, net sales were $1,226 million, an increase of $77 million over $1,149 million for the combined results for the nine months ended June 24, 2011. The increase was due to higher volume from GPTC products of $24 million, and higher volume and average selling prices from GCCM products of $61 million and $8 million from acquired businesses. This increase was partially offset by a reduction in sales of $6 million due to lower pricing from our GPTC products. Changes in foreign currency exchange rates had an unfavorable impact of $10 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real.

Operating Income

Operating income decreased by $24 million to $7 million for the three months ended June 29, 2012, compared to $31 million for the three months ended June 24, 2011. The decrease was due primarily to lower gross margins for GPTC products as a result of lower average selling prices and higher average raw material cost, higher selling, general and administrative expense and asset impairment charges partly offset by higher gross margins for our GCCM products.

For the nine months ended June 29, 2012, operating income decreased by $15 million to $30 million, compared to $45 million for the combined results for the nine months ended June 24, 2011. The decrease was due mainly to lower gross margins for our GPTC products, higher selling, general and administrative expenses and asset impairment charges, partly offset by higher gross margins from GCCM products. Also mitigating the decrease in operating income was the absence of transaction-related costs of $16 million that were incurred in the prior period as a result of the Transactions.

Adjusted EBITDA (Non-GAAP): Consolidated Adjusted EBITDA was $32 million and $88 million for the three and nine months ended June 29, 2012, respectively. Consolidated Adjusted EBITDA was $50 million for the three months ended June 24, 2011, and combined Adjusted EBITDA was $116 million for the nine months ended June 24, 2011.

SEGMENT RESULTS

Results of Operations by Segment

Global Pipe, Tube &Conduit

Net Sales

Net sales for the three months ended June 29, 2012, decreased $6 million to $276 million from $282 million for the three months ended June 24, 2011. The decrease was attributable primarily to lower average selling prices partly offset by higher volume. The gradually improving non-residential construction market in North America contributed to higher volumes, up 7% from the three months ended June 24, 2011. Net sales from acquired businesses were $6 million. Changes in foreign currency exchange rates had an unfavorable impact of $8 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real.

For the nine months ended June 29, 2012, net sales increased $17 million to $791 million from $774 million for the combined results for the nine months ended June 24, 2011, attributable primarily to lower average selling prices partly offset by higher sales volume. The gradually improving non-residential construction market in North America contributed to higher volumes, up 7% from the combined results for the nine months ended June 24, 2011. Net sales from acquired businesses were $8 million in the nine months ended June 29, 2012, and changes in foreign currency exchange rates had an unfavorable impact of $9 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real.

Operating Income

Operating income for the three months ended June 29, 2012, decreased $28 million to $6 million compared to $34 million in the three months ended June 24, 2011. The decrease in operating income was due primarily to lower average selling prices and higher average raw material steel costs for GPTC products and asset impairment charges. Average selling prices were 9% lower and average raw material steel costs were 7% higher during three months ended June 29, 2012, compared to the three months ended June 24, 2011.

For the nine months ended June 29, 2012, operating income decreased $42 million to $23 million compared to $65 million for the combined results for the nine months ended June 24, 2011. The decrease in operating income was due primarily to lower average selling prices and higher average raw material steel costs for GPTC products and asset impairment charges. Average selling prices were 1% lower and average raw material steel costs were 14% higher during the nine months ended June 29, 2012, compared to the combined results for the nine months ended June 24, 2011. Amortization expense increased by $3 million for the nine months ended June 29, 2012, compared to the combined results for the nine months ended June 24, 2011.

Global Cable and Cable Management

Net Sales

Net sales increased $22 million to $163 million for the three months ended June 29, 2012, compared to $141 million for the three months ended June 24, 2011. The increase was attributable to higher volume and selling prices for GCCM products. The gradually improving non-residential construction market in North America contributed to higher sales, up 13% from the three months ended June 24, 2011. Changes in foreign currency exchange rates had an unfavorable impact of $1 million, primarily as a result of the appreciation of the U.S. Dollar versus the Euro.

For the nine months ended June 29, 2012, net sales increased $70 million to $463 million compared to $393 million for the combined results for the nine months ended June 24, 2011. The increase was due to higher sales volume and higher average selling prices for GCCM products. The gradually improving non-residential construction market in North America contributed to higher sales, up 17% from the combined results for the nine months ended June 24, 2011. Changes in foreign currency exchange rates had an unfavorable impact of $1 million, primarily as a result of the appreciation of the U.S. Dollar versus the Euro.

Operating Income

Operating income for the three months ended June 29, 2012, increased $5 million to $17 million compared to $12 million for the three months ended June 24, 2011. The increase in operating income was due primarily to the net impact of higher sales volume and selling prices for GCCM products as well as lower average raw material copper prices. Raw material copper costs were 10% lower during the three months ended June 29, 2012, compared to the three months ended June 24, 2011. Higher selling expenses, mainly related to higher sales volume, had an unfavorable impact of $1 million.

For the nine months ended June 29, 2012, operating income increased $15 million from $32 million for the combined results for the nine months ended June 24, 2011, to $47 million. The increase in operating income was due primarily to the net impact of higher sales volume and selling prices for GCCM products as well as lower average raw material copper prices. Raw material copper costs were 6% lower during the nine months ended June 29, 2012, compared to the combined results for the nine months ended June 24, 2011. Higher selling expenses, mainly related to higher sales volume of cable products, had an unfavorable impact of $3 million. Amortization expense increased by $1 million for the nine months ended June 29, 2012, compared to the combined results for the nine months ended June 24, 2011.

Conference Call

Atkore International will host a conference call on August 13, 2012 at 10:00 a.m. Eastern Time. The call may be accessed over the telephone at 1-866-803-2143 using the passcode of “Atkore.” An audio replay will be available shortly after the call.

About Atkore International

Atkore International is a global manufacturer of galvanized steel tubes and pipes, electrical conduit, armored wire and cable, metal framing systems and building components, serving a wide range of construction, electrical, fire and security, mechanical and automotive applications. With 3,100 employees and 22 manufacturing and 16 distribution facilities worldwide, Atkore supplies global customers with innovative solutions and quality products. To learn more, please visit www.atkore.com.

Cautionary Notice Regarding Forward-Looking Statements

This news release contains statements about future events and expectations that constitute forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions created by statute. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and readers are cautioned not to place undue reliance on such statements. Factors that could cause actual events or results to differ materially from the events or results described in any forward-looking statements include, but are not limited to: the sustained downturn in the non-residential construction industry; fluctuations in the price of raw materials; our reliance on the availability and cost of freight and energy; changes in governmental regulation, including the National Electrical Code or other legislation and regulation; risks relating to doing business internationally; claims for damages for defective products; our ability to generate or raise capital in the future; risk of material environmental, health and safety liabilities and obligations; changes in the source and intensity of competition in business; the level of similar product imports into North America; our reliance on a small number of customers; work stoppages, employee strikes and other production disputes; our significant financial obligations relating to pension plans; unplanned outages at our facilities and other unforeseen disruptions; our ability to protect and enforce our intellectual property rights; our ability to attract and retain qualified employees; the reliability of our information systems; risks inherent in acquisitions and the financing thereof; risks relating to us operating as a stand-alone company; our substantial indebtedness and our ability to incur further indebtedness; limitations on our business under the instruments governing out indebtedness; and the risk that the benefits from the Transactions (as defined herein) may not be fully realized or may take longer to realize than expected.

You should read carefully the factors described under the section titled, “Risk Factors,” in the Company’s Registration Statement on Form S-4 filed with the SEC, as declared effective on October 19, 2011 and other filings with the SEC. These and other risks, uncertainties and factors could cause our actual results to differ materially from those projected in any forward-looking statements we make. These factors may not constitute all factors that could cause actual results to differ materially. We operate in a continually changing business environment. New factors emerge from time to time, and it is not possible to predict all risks that may affect us. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should be viewed as historical data.

Note Concerning Non-GAAP Measurement Tools

We have provided detailed explanations of our non-GAAP financial measures in our Form 8-K filed this morning, which is available on our website.

Supplemental Schedules
Condensed Statements of Operations	A
Condensed Consolidated Balance Sheets	B
Condensed Statements of Cash Flows	C
Segment Information	D
Non-GAAP Financial Measure Reconciliation	E & F

# # #

Supplemental Schedule A

ATKORE INTERNATIONAL HOLDINGS INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Consolidated Successor Company
(in millions)	For the Three Months Ended June 29, 2012	For the Three Months Ended June 24, 2011
Net sales	$428	$417
Costs and expenses
Cost of sales	366	337
Selling, general and administrative	55	49

Operating income	7	31
Interest expense, net	13	11

(Loss) income before income taxes	(6)	20
Income tax (benefit) expense	(6)	6

Income from continuing operations	—	14
Loss from discontinued operations and disposal, net of income tax expense of $2 and $0, respectively	(3)	(1)

Net (loss) income	$(3)	$13

	Consolidated Successor Company		Combined Predecessor Company
(in millions)	For the Nine Months Ended June 29, 2012	For the Period from December 23, 2010 to June 24, 2011	For the Period from September 25, 2010 to December 22, 2010
Net sales	$1,226	$809	$340
Costs and expenses
Cost of sales	1,046	665	290
Selling, general and administrative	150	94	39
Transaction-related costs	—	16	—

Operating income	30	34	11
Interest expense, net	37	24	11

(Loss) income before income taxes	(7)	10	—
Income tax (benefit) expense	(6)	8	1

(Loss) income from continuing operations	(1)	2	(1)
Loss from discontinued operations and disposal, net of income tax expense (benefit) of $0, $0, and ($1), respectively	(6)	—	(2)

Net (loss) income	$(7)	$2	$(3)

Supplemental Schedule B

ATKORE INTERNATIONAL HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions, except per share data)	June 29, 2012	September 30, 2011
Assets
Current Assets:
Cash and cash equivalents	$34	$48
Accounts receivable, less allowance for doubtful accounts of $2 and $2, respectively	231	221
Receivables due from Tyco International Ltd. and its affiliates	12	4
Inventories, net	263	258
Assets held for sale	21	6
Prepaid expenses and other current assets	43	34
Deferred income taxes	14	16

Total current assets	618	587
Property, plant and equipment, net	287	308
Intangible assets, net	270	264
Goodwill	137	130
Deferred income taxes	2	2
Receivables due from Tyco International Ltd. and its affiliates	14	14
Other assets	26	36

Total assets of continuing operations	1,354	1,341
Total assets of discontinued operations	—	58

Total Assets	$1,354	$1,399

Liabilities and Equity
Current Liabilities:
Short-term debt and current maturities of long-term debt	$31	$47
Accounts payable	118	123
Income tax payable	3	4
Accrued and other current liabilities	90	79

Total current liabilities	242	253
Long-term debt	410	411
Deferred income taxes	90	101
Income tax payable	12	13
Pension liabilities	33	35
Other long-term liabilities	9	13

Total liabilities of continuing operations	796	826
Total liabilities of discontinued operations	—	3

Total Liabilities	796	829

Shareholder’s Equity:
Common shares, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	—	—
Additional paid in capital	604	604
Accumulated deficit	(24)	(17)
Accumulated other comprehensive loss	(22)	(17)

Total Shareholder’s Equity	558	570

Total Liabilities and Shareholder’s Equity	$1,354	$1,399

Supplemental Schedule C

ATKORE INTERNATIONAL HOLDINGS INC.

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	Consolidated Successor Company		Combined Predecessor Company
(in millions)	For the Nine Months Ended June 29, 2012	For the Period from December 23, 2010 to June 24, 2011	For the Period from September 25, 2010 to December 22, 2010
Operating activities
Net (loss) income	$(7)	$2	$(3)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Loss from discontinued operations and disposal	6	—	2
Asset impairments	9	—	—
Depreciation and amortization	38	24	6
Amortization of debt issuance costs	5	3	—
Deferred income taxes	(8)	(10)	(6)
Provision for losses on accounts receivable and inventory	4	3	3
Other items	1	1	2
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(15)	(26)	(16)
Receivables due from Tyco International Ltd. and its affiliates	(8)	—	—
Prepaid expenses and other current assets	(8)	(3)	(2)
Inventories	(5)	(13)	(16)
Accounts payable	(5)	(5)	(34)
Income taxes payable	(2)	9	2
Accrued and other liabilities	9	25	(8)
Other	(3)	(2)	—

Net cash provided by (used for) continuing operating activities	11	8	(70)

Net cash provided by (used for) discontinued operating activities	10	(6)	3

Net cash provided by (used for) operating activities	21	2	(67)

Investing activities
Capital expenditures	(17)	(26)	(12)
Change in due to Tyco International Ltd. and its affiliates	—	—	357
Purchase price adjustments	—	(12)	—
Acquisitions of businesses, net of cash acquired	(40)	—	—

Net cash (used for) provided by continuing investing activities	(57)	(38)	345
Net cash provided by (used for) discontinued investing activities	40	(1)	—

Net cash (used for) provided by investing activities	(17)	(39)	345
Financing activities
Repayments of long-term debt due to Tyco International Ltd. and its affiliates, net	—	(400)	(300)
Proceeds from issuance of senior secured notes	—	410	—
(Repayments) borrowings under Credit Facility, net	(19)	85	—
Payment of debt issuance costs	—	(37)	—
Proceeds from (repayments of) short-term debt	3	(4)	4
Repayments of long-term debt	(1)	—	—
Proceed from sale of common stock	—	3	—
Change in parent company investment	—	—	(1)

Net cash (used for) provided by continuing financing activities	(17)	57	(297)
Net cash provided by discontinued financing activities	—	—	—

Net cash (used for) provided by financing activities	(17)	57	(297)
Effects of foreign exchange rate changes on cash and cash equivalents	(1)	1	—

(Decrease) increase in cash and cash equivalents	(14)	21	(19)
Cash and cash equivalents at beginning of period	48	14	33

Cash and cash equivalents at end of period	$34	$35	$14

Supplementary Cash Flow information
Interest paid	$23	$1	$11
Income taxes paid, net of refunds	3	8	1
Purchase price adjustment, not yet paid	—	1	—
Change in assets held for sale	16	—	—

Supplemental Schedule D

ATKORE INTERNATIONAL HOLDINGS INC.

SEGMENT INFORMATION

(In millions)

	Consolidated Successor Company
	For the Three Months Ended June 29, 2012	For the Three Months Ended June 24, 2011
Net sales:
Global Pipe, Tube & Conduit	$276	$282
Global Cable & Cable Management	163	141
Elimination of intersegment revenues	(11)	(6)

	$428	$417

Operating income (loss) :
Global Pipe, Tube & Conduit	$6	$34
Global Cable & Cable Management	17	12
Corporate and Other	(16)	(15)

	$7	$31

	Consolidated Successor Company		Combined Predecessor Company
	For the Nine Months Ended June 29, 2012	For the Period from December 23, 2010 to June 24, 2011	For the Period from September 25, 2010 to December 22, 2010
Net sales:
Global Pipe, Tube & Conduit	$791	$547	$227
Global Cable & Cable Management	463	274	119
Elimination of intersegment revenues	(28)	(12)	(6)

	$1,226	$809	$340

Operating income (loss):
Global Pipe, Tube & Conduit	$23	$57	$8
Global Cable & Cable Management	47	23	9
Corporate and Other	(40)	(46)	(6)

	$30	$34	$11

	Consolidated Successor Company
	For the Three Months Ended June 29, 2012	For the Three Months Ended June 24, 2011
Net sales:
U.S.	$354	$338
Other Americas	48	55
Europe	11	14
Asia-Pacific	15	10

	$428	$417

	Consolidated Successor Company		Combined Predecessor Company
	For the Nine Months Ended June 29, 2012	For the Period from December 23, 2010 to June 24, 2011	For the Period from September 25, 2010 to December 22, 2010
Net sales:
U.S.	$1,017	$655	$270
Other Americas	137	107	49
Europe	34	28	12
Asia-Pacific	38	19	9

	$1,226	$809	$340

Supplemental Schedule E

ATKORE INTERNATIONAL HOLDINGS INC.

NON-GAAP FINANCIAL MEASURE RECONCILIATION

(Unaudited)

	Consolidated Successor Company
(in millions)	For the Three Months Ended December 30, 2011	For the Three Months Ended March 30, 2012	For the Three Months Ended June 29, 2012	For the Nine Months Ended June 29, 2012
Net (loss) income	$(8)	$4	$(3)	$(7)
Loss (gain) from discontinued operations	—	2	1	3
Tax impact on discontinued operations	—	(1)	2	1

Net income (loss) from continuing operations	(8)	5	—	(3)
Add:
Depreciation and amortization	13	13	13	39
Interest expense	12	12	13	37
(Benefit) expense for income tax	(4)	3	(6)	(7)

EBITDA	13	33	20	66
Add:
Restructuring (1)	—	—	(2)	(2)
Unusual product liability (3)	1	—	—	1
Non-cash pension expense (4)	1	—	1	2
Management fee	2	1	2	5
Asset impairment (6)	—	—	9	9
Other non-cash items (7)	1	4	2	7

Adjusted EBITDA	$18	$38	$32	$88

Adjusted EBITDA Margin	5%	9%	7%	7%

	Combined Predecessor Company	Consolidated Successor Company			Consolidated Successor Company and Combined Predecessor Company
(in millions)	Period from September 25, 2010 to December 22, 2010	Period from December 23, 2010 to December 24, 2010	For the Three Months Ended March 25, 2011	For the Three Months Ended June 24, 2011	Combined Results for the Nine Months Ended June 24, 2011
Net loss	$(3)	$(15)	$(11)	$13	$(16)
Add:
Depreciation and amortization	7	—	12	13	32
Interest expense	11	—	12	12	35
Expense for income tax	—	—	2	6	8

EBITDA	15	(15)	15	44	59
Add:
Restructuring (1)	(1)	—	1	—	—
Non-cash share based compensation (2)	1	—	—	1	2
Unusual product liability (3)	—	—	—	—	—
Non-cash pension expense (4)	1	—	—	—	1
Management fee	—	—	1	2	3
Other non-cash items (7)	2	15	31	3	51

Adjusted EBITDA	$18	$—	$48	$50	$116

Adjusted EBITDA Margin	5%	—%	12%	12%	10%

	Consolidated Successor Company
(in millions)	For the Three Months Ended September 30, 2011	For the Three Months Ended December 30, 2011	For the Three Months Ended March 30, 2012	For the Three Months Ended June 29, 2012	For the Twelve Months Ended June 29, 2012
Net income (loss)	$(19)	$(8)	$4	$(3)	$(26)
Loss (gain) from discontinued operations	—	—	2	1	3
Tax impact on discontinued operations	—	—	(1)	2	1

Net income (loss) from continuing operations	(19)	(8)	5	—	(22)

Add:
Depreciation and amortization	11	13	13	13	50
Interest expense	13	12	12	13	50
Expense (benefit) for income tax	(7)	(4)	3	(6)	(14)

EBITDA	(2)	13	33	20	64

Add:
Restructuring (1)	1	—	—	(2)	(1)
Unusual product liability (3)	1	1	—	—	2
Non-cash pension expense (4)	2	1	—	1	4
Full year restructuring cost savings (5)	1	—	—	—	1
Management fee	2	2	1	2	7
Asset impairment (6)	—	1	—	9	10
Other non-cash items (7)	2	—	4	2	8

Adjusted EBITDA	$7	$18	$38	$32	$95

Adjusted EBITDA Margin	2%	5%	9%	7%	6%

(1)	Represents facility exit costs and employee severance and benefit costs.
(2)	Represents the add-back of non-cash compensation expense for restricted share awards and share options.
(3)	Represents the add-back of product liability expense associated with a discontinued type of sprinkler pipe.
(4)	Represents the add-back of pension expense.
(5)	Represents the estimated annual benefit associated with initiatives undertaken, as if those initiatives had been fully implemented at the beginning of the period, less amounts achieved. The actual annual benefit associated with these initiatives may differ from our estimates and we may not achieve the full benefit from these initiatives in future periods.
(6)	Represents asset impairment charges related to an Enterprise Resource Planning system and intangible assets and goodwill associated with a manufacturing facility classified as held for sale.
(7)	Other represents the net impact of other non-cash items, including impairment of held for sale assets, transaction-related costs, non-recurring consulting fees, one-time executive severance expense, and a gain on the sale of fixed assets.

Supplemental Schedule F

ATKORE INTERNATIONAL HOLDINGS INC.

NON-GAAP FINANCIAL MEASURE RECONCILIATION

(Unaudited)

Consolidated Total Leverage Ratio as of June 29, 2012 is as follows:

(in millions)	June 29, 2012
Senior secured notes due January 1, 2018	$410
Asset-based credit facility	27
Other	4

Total debt	441
Less cash on-hand (limited to $35 million) (1)	(34)

Total Indebtedness (A)	$407

Total Consolidated EBITDA (B) (2)	95

Total Leverage Ratio (A)/(B)	4.3

(1)	As of June 29, 2012, cash and cash equivalents was $34 million.
(2)	Total consolidated EBITDA for the last 12 months.